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                                                                    EXHIBIT 10.7

                                 PROMISSORY NOTE


Austin, Texas
                                                         ----------------------

         MSI Holdings, Inc., a Utah corporation (the "Maker"), for value received, hereby promises to pay to the order of _______________________ (together with any successors or assigns, the "Payee"), at the time and in the manner hereinafter provided, the principal sum of ______________________ together with interest computed thereon at the rate hereinafter provided. This Note shall be payable at the office of the Payee at __________________________ or at such other address as the holder of this Note shall from time to time designate.

         The outstanding principal amount of this Note shall bear interest from the date hereof until the due date at the rate of eight and one quarter percent (8.25%) per annum. The principal amount of this Note and the interest thereon shall be due and payable on _______________, 2000, or on such later date as may be agreed to in writing by Payee.

         All sums of principal and interest past due under the terms of this Note shall bear interest at a per annum interest rate equal to the lesser of twelve percent (12%) per annum or the maximum rate allowed by law from the due date thereof until paid.

         In the event of default hereunder and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Maker agrees to pay in addition to all sums then due hereon, including principal and interest, all expenses of collection, including, without limitation, reasonable attorneys' fees.

         This Note may be prepaid in whole or in part from time to time, without premium or penalty. Each prepayment of principal shall be accompanied by an amount equal to the accrued interest on the principal amount prepaid to the date of such prepayment.

         The Payee shall be entitled to accelerate this Note and declare all sums due hereunder immediately due and payable upon the successful completion of a public underwritten offering, for the account of Maker, of the Maker's securities.

         The Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of intention to accelerate, notice of acceleration, any other notice and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the holder hereof, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Maker or any other party liable therefor or against any security for this Note. No delay on the part of the Payee in exercising any power or


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right under this Note shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power of right preclude further exercise of that power or right.

         All agreements between the Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document or instrument evidencing, securing or pertaining to this Note exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or any other document or instrument exceeds the maximum amount of interest prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder hereof shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of the Maker to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to the Maker. All sums paid, or agreed to be paid, by the Maker for the use, forbearance or detention of the indebtedness of the Maker to the holder of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Maker and the holder hereof.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas.




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         All references to the Maker herein shall, and shall be deemed to, include its successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or on behalf of the Maker shall be binding upon its successors and assigns, whether so expressed or not.


                                      MAKER


                                      MSI HOLDINGS, INC.,
                                      A Utah corporation


                                      By:
                                         ---------------------------------------
                                               ROBERT J. GIBBS, President and
                                               Chief Executive Officer





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